Exhibit 10.24
Document A121™ CMc — 2003 and AGC Document 565
Standard Form of Agreement Between Owner and Construction Manager where the Construction Manager is Also the Constructor

AGREEMENT made as of the 14th day of Dec. in the year 2009 (In words, indicate day, month and year.)
BETWEEN the Owner:
(Name and address)
UNILIFE CROSS FARM LLC.
633 Lowther Road
Lewisberry, PA 17339
and the Construction Manager:
(Name and address)
HSC Builders & Construction Managers
304 New Mill Lane
Exton, PA 19341
The Project is:
(Name, address and brief description)
Unilife Medical Solutions
250 Cross Farm Lane
York, PA
New World Headquarters Facility
The Architect is:
(Name and address)
L2 Architecture
1717 Arch Street, Suite 3920
Philadelphia, PA 19103
The Owner and Construction Manager agree as set forth below:
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.
The 1997 Edition of AIA Document A201, General Conditions of the Contract for Construction, is referred to herein. This Agreement requires modification if other general conditions are utilized.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1195729238)

1

TABLE OF CONTENTS

ARTICLE 1 GENERAL PROVISIONS	3
§ 1.1 Relationship of Parties	3
§ 1.2 General Conditions	3

ARTICLE 2 CONSTRUCTION MANAGER’S RESPONSIBILITIES	3
§ 2.1 Preconstruction Phase	3
§ 2.2 Guaranteed Maximum Price Proposal and Contract Time	5
§ 2.3 Construction Phase	6
§ 2.4 Professional Services	7
§ 2.5 Hazardous Materials	7

ARTICLE 3 OWNER’S RESPONSIBILITIES	7
§ 3.1 Information and Services	7
§ 3.2 Owner’s Designated Representative	8
§ 3.3 Architect	8
§ 3.4 Legal Requirements	8

ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES	8
§ 4.1 Compensation	8
§ 4.2 Payments	9

ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES	9
§ 5.1 Compensation	9
§ 5.2 Guaranteed Maximum Price	9
§ 5.3 Changes in the Work	10

ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE	10
§ 6.1 Costs to Be Reimbursed	10
§ 6.2 Costs Not to Be Reimbursed	12
§ 6.3 Discounts, Rebates and Refunds	13
§ 6.4 Accounting Records	13

ARTICLE 7 CONSTRUCTION PHASE	13
§ 7.1 Progress Payments	13
§ 7.2 Final Payment	15

ARTICLE 8 INSURANCE AND BONDS	16
§ 8.1 Insurance Required of the Construction Manager	16
§ 8.2 Insurance Required of the Owner	16
§ 8.3 Performance Bond and Payment Bond	17

ARTICLE 9 MISCELLANEOUS PROVISIONS	17
§ 9.1 Dispute Resolution	17
§ 9.2 Other Provisions	17

ARTICLE 10 TERMINATION OR SUSPENSION	17
§ 10.1 Termination Prior to Establishing Guaranteed Maximum Price	17
§ 10.2 Termination Subsequent to Establishing Guaranteed Maximum Price	18
§ 10.3 Suspension	18

ARTICLE 11 OTHER CONDITIONS AND SERVICES	19

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1195729238)

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ARTICLE 1 GENERAL PROVISIONS
§ 1.1 RELATIONSHIP OF PARTIES
The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager’s reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager’s best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.
§ 1.2 GENERAL CONDITIONS
For the Construction Phase, the General Conditions of the contract shall be the AIA® Document A201™–2007, General Conditions of the Contract for Construction, as amended which is incorporated herein by reference. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, A201™–2007, as amended shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term “Contractor” as used in A201™–2007, as amended shall mean the Construction Manager. When a Guaranteed Maximum Price has been agreed to between the parties, in instances where the term “Contract Sum” is used in the AIA Document A201 without any additional reference to the Guaranteed Maximum Price, the term “Contract Sum” shall nevertheless be determined to mean the Guaranteed Maximum Price or “GMP”.
ARTICLE 2 CONSTRUCTION MANAGER’S RESPONSIBILITIES
The Construction Manager shall perform the services described in this Article. The services to be provided under Sections 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases will proceed concurrently.
§ 2.1 PRECONSTRUCTION PHASE
§ 2.1.1 PRELIMINARY EVALUATION
The Construction Manager shall provide a preliminary evaluation of the Owner’s program and Project budget requirements, each in terms of the other.
§ 2.1.2 CONSULTATION
The Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including estimates of alternative designs or materials, preliminary budgets and possible economies.
§ 2.1.3 PRELIMINARY PROJECT SCHEDULE
When Project requirements described in Section 3.1.1 have been sufficiently identified, the Construction Manager shall prepare, and periodically update, a preliminary Project schedule for the Architect’s review and the Owner’s approval. The Construction Manager shall obtain the Architect’s approval of the portion of the preliminary Project schedule relating to the performance of the Architect’s services. The Construction Manager shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect and Construction Manager. As design proceeds, the preliminary Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Guaranteed Maximum Price proposal, preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead-time procurement, Owner’s occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Construction Manager shall make appropriate recommendations to the Owner and Architect. A detailed Project Schedule in accordance with Article 3.10 of the General Conditions, as amended, shall be submitted with the GMP.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 2.1.4 PHASED CONSTRUCTION
The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.
§ 2.1.5 PRELIMINARY COST ESTIMATES
§ 2.1.5.1 When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design criteria, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.
§ 2.1.5.2 When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.
§ 2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate with supporting data for review by the Architect and approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.
§ 2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Owner’s budget, the Construction Manager shall make appropriate recommendations to the Owner and Architect.
§ 2.1.6 SUBCONTRACTORS AND SUPPLIERS
The Construction Manager shall seek to develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.
§ 2.1.7 LONG-LEAD-TIME ITEMS
The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead-time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead-time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner’s acceptance of the Construction Manager’s Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead-time items.
§ 2.1.8 EXTENT OF RESPONSIBILITY
The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner’s professional consultants. It is not the Construction Manager’s responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. The Construction Manager shall review the Drawings and Specifications with due care. If the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION
The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.
§ 2.2 GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME
§ 2.2.1 When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager’s Fee.
§ 2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.
§ 2.2.3 The estimated Cost of the Work shall include the Construction Manager’s contingency, a sum established by the Construction Manager for the Construction Manager’s exclusive use to cover costs arising under Section 2.2.2 and other costs which are properly reimbursable as Cost of the Work but not the basis for a Change Order.
§ 2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE
The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:
.1	A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.
.2	A list of allowances and a statement of their basis.
.3	A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.
.4	The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the Fee that comprise the Guaranteed Maximum Price.
.5	The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.
§ 2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discover any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis, or both.
§ 2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.
§ 2.2.7 Prior to the Owner’s acceptance of the Construction Manager’s Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.
§ 2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No. 1. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents, and the Date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1195729238)

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§ 2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.
§ 2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.
§ 2.3 CONSTRUCTION PHASE
§ 2.3.1 GENERAL
§ 2.3.1.1 The Construction Phase shall commence on the earlier of:
(1)	the Owner’s acceptance of the Construction Manager’s Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or
(2)	the Owner’s first authorization to the Construction Manager to:
(a) award a subcontract, or
(b) undertake construction Work with the Construction Manager’s own forces, or
(c) issue a purchase order for materials or equipment required for the Work.
§ 2.3.2 ADMINISTRATION
§ 2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner will then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.
§ 2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to the Owner by the Construction Manager; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.
§ 2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Sections 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.
§ 2.3.2.4 The Construction Manager shall schedule and conduct meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.
§ 2.3.2.5 Promptly after the Owner’s acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Section 3.10 of A201™–2007, as amended including the Owner’s occupancy requirements.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.
§ 2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.
§ 2.3.2.8 The Construction Manager shall be responsible for preparing all Subcontractor bid packages and the distribution of bid documents to prospective bidders. The Construction Manager shall maintain a log of all solicitations of Subcontractors, a log of distribution, and retrieval of bid documents. The Construction Manager shall organize and conduct the opening of bids and shall distribute the results to the Owner and Architect.
§ 2.4 PROFESSIONAL SERVICES
Section 3.12.10 of A201™–2007, as amended shall apply to both the Preconstruction and Construction Phases.
§ 2.5 HAZARDOUS MATERIALS
Section 10.3 of A201™–2007, as amended shall apply to both the Preconstruction and Construction Phases.
ARTICLE 3 OWNER’S RESPONSIBILITIES
§ 3.1 INFORMATION AND SERVICES
§ 3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner’s objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.
§ 3.1.2 The Owner shall, at the written request of the Construction Manager prior to commencement of the Construction Phase and thereafter, furnish to the Construction Manager reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Construction Manager.
§ 3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.
§ 3.1.4 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS
In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner’s expense. Except to the extent that the Construction Manager knows of any inaccuracy, the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Sections 3.1.4.1 through 3.1.4.4 but shall exercise customary precautions relating to the performance of the Work.
§ 3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.
§ 3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.1.4.3 The services of a geotechnical engineer when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.
§ 3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.
§ 3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager. Any requests for such services shall be made in writing to the Owner.
§ 3.2 OWNER’S DESIGNATED REPRESENTATIVE
The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager. Except as otherwise provided in Section 4.2.1 of A201™–2007, as amended, the Architect does not have such authority.
§ 3.3 ARCHITECT
The Owner shall retain an Architect to provide Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, described in the edition of AIA® Document B101-2007, Standard Form of Agreement Between Owner and Architect, as amended. The Owner shall authorize and cause the Architect to provide those Additional Services described in B101-2007, as amended requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner’s Agreement with the Architect, from which compensation provisions may be deleted.
§ 3.4 LEGAL REQUIREMENTS
The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Section 3.1.
ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:
§ 4.1 COMPENSATION
§ 4.1.1 For the services described in Sections 2.1 and 2.2, the Construction Manager’s compensation shall be calculated as follows:
(State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual cost, etc. Include a statement of reimbursable cost items as applicable.)
Preconstruction Fee is $42,900 with $25,000 to be credited toward the Construction Manager’s Fee for the construction phase.
§ 4.1.2 Compensation for Preconstruction Phase Services shall be equitably adjusted if such services extend beyond November 10, 1009 from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager’s personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.
§ 4.2 PAYMENTS
§ 4.2.1 Payments shall be made monthly following presentation of the Construction Manager’s invoice and, where applicable, shall be in proportion to services performed. Construction Manager and Owner shall establish a monthly draw meeting to review Construction Manager’s Application for Payment.
§ 4.2.2 Payments are due and payable thirty (30) days from the date the Construction Manager’s invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon.)
per annum interest shall be Prime Rate as set forth in The Wall Street Journal as of the date of execution of this Agreement.
(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)
ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES
The Owner shall compensate the Construction Manager for Construction Phase services as follows:
§ 5.1 COMPENSATION
§ 5.1.1 For the Construction Manager’s performance of the Work as described in Section 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 6 and the Construction Manager’s Fee determined as follows:
(State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager’s Fee, and explain how the Construction Manager’s Fee is to be adjusted for changes in the Work.)
Construction Manager’s Fee shall be one and one quarter percent (1 1/4%) of the cost of the Work.
§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work and the Construction Manager’s Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.
At the end of the project, if the total Cost of the Work, including Construction Manager’s Fee is less than the GMP as adjusted by change orders, the remaining funds shall be deemed to be Savings. Savings shall include any Construction Manager’s contingency which remains unused. All Savings shall be split with eighty-five percent (85%) inuring to the benefit of the Owner and fifteen percent (15%) to the Construction Manager.
The parties further agree that as an incentive to the Construction Manager for completion, should the Construction Manager achieve the following Milestones, it shall be entitled to receive additional compensation which shall be calculated as a percentage of its Fee as set forth in 5.1.1 above;

April 15, 2010	Completion of Utility Rooms for Equipment Installation
July 1, 2010	Completion of Clean Rooms for Equipment Installation (15% of CM Fee)
August 1, 2010	Temporary Occupancy Permit for Manufacturing/Warehouse
October 18, 2010	Unrestricted Occupancy Permit for Manufacturing/Warehouse (15% of CM Fee)
December 15, 2010	Unrestricted Occupancy Permit for Office

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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Should Construction Manager fail to achieve any Milestone by the date prescribed, but then achieve a later Milestone, it will not be entitled to the payment related to the failed Milestone.
(Insert specific provisions if the Construction Manager is to participate in any savings.)
§ 5.3 CHANGES IN THE WORK
§ 5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Section 7.3.3 of A201-2007, as amended.
§ 5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of A201-2007, as amended and the terms “costs” and “a reasonable allowance for overhead and profit” as used in Section 7.3.6 of A201-2007, as amended shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.
§ 5.3.3 In calculating adjustments to the Contract, the terms “cost” and “costs” as used in the above-referenced provisions of A201-2007, as amended shall mean the Cost of the Work as defined in Article 6 of this Agreement, and the term “and a reasonable allowance for overhead and profit” shall mean the Construction Manager’s Fee as defined in Section 5.1.1 of this Agreement.
§ 5.3.4 If no specific provision is made in Section 5.1.1 for adjustment of the Construction Manager’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work.
ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE
§ 6.1 COSTS TO BE REIMBURSED
§ 6.1.1 The term “Cost of the Work” shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.
§ 6.1.2 LABOR COSTS
.1	Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner’s agreement, at off-site workshops.
.2	Wages or salaries of the Construction Manager’s supervisory and administrative personnel when stationed at the site with the Owner’s agreement.
(If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager’s principal office or offices other than the site office shall be included in the Cost of the Work, such personnel shall be identified below.)

Classification	Name
See Exhibit “B”. Rates shall be fixed for the duration of the Project [NEED RATES].
.3	Wages and salaries of the Construction Manager’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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.4	Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Sections 6.1.2.1 through 6.1.2.3.
§ 6.1.3 SUBCONTRACT COSTS
Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.
§ 6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
.1	Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.
.2	Costs of materials described in the preceding Section 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner’s option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.
§ 6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
.1	Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.
.2	Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval. Hourly rental rates for machinery and equipment rented from the Construction Manager or others shall not exceed eighty percent (80%) of the Dataquest’s Rental Rate Blue Book for Construction Equipment.
.3	Costs of removal of debris from the site.
.4	Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone at the site and reasonable petty cash expenses of the site office.
.5	That portion of the reasonable travel and subsistence expenses of the Construction Manager’s personnel incurred while traveling in discharge of duties connected with the Work.
§ 6.1.6 MISCELLANEOUS COSTS
.1	That portion directly attributable to this Contract of premiums for insurance and bonds.
(If charges for self-insurance are to be included, specify the basis of reimbursement.)
.2	Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.
.3	Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.
.4	Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Section 6.1.8.2.
.5	Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner’s consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Construction Manager’s Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Section 3.17.1 of A201™–1997 or other provisions of the Contract Documents.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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.6	Data processing costs related to the Work.
.7	Deposits lost for causes other than the Construction Manager’s negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.
.8	Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, or alleged negligence on the part of the Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner’s written permission, which permission shall not be unreasonably withheld.
.9	Expenses incurred in accordance with Construction Manager’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations, with the Owner’s prior written approval.
§ 6.1.7 OTHER COSTS
.1	Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.
§ 6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK
The Cost of the Work shall also include costs described in Section 6.1.1 which are incurred by the Construction Manager:
.1	In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of A201-2007, as amended.
.2	In repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager’s Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this agreement of the Construction Manager or the Construction Manager’s foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager’s personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers. In no event, and not withstanding anything to the contrary herein, shall the Cost of the Work include the cost of warranty items or the cost to repair or correct any defective or non-conforming Work.
§ 6.1.9 The costs described in Sections 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of A201-2007, as amended or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Section 6.2.
§ 6.2 COSTS NOT TO BE REIMBURSED
§ 6.2.1 The Cost of the Work shall not include:
.1	Salaries and other compensation of the Construction Manager’s personnel stationed at the Construction Manager’s principal office or offices other than the site office, except as specifically provided in Sections 6.1.2.2 and 6.1.2.3.
.2	Expenses of the Construction Manager’s principal office and offices other than the site office, except as specifically provided in Section 6.1.
.3	Overhead and general expenses, except as may be expressly included in Section 6.1.
.4	The Construction Manager’s capital expenses, including interest on the Construction Manager’s capital employed for the Work.
.5	Rental costs of machinery and equipment, except as specifically provided in Section 6.1.5.2.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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.6	Except as provided in Section 6.1.8.2, costs due to the negligence of the Construction Manager or to the failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.
.7	Costs incurred in the performance of Preconstruction Phase Services.

.8	Except as provided in Section 6.1.7.1, any cost not specifically and expressly described in Section 6.1.

.9	Costs which would cause the Guaranteed Maximum Price to be exceeded.
§ 6.3 DISCOUNTS, REBATES AND REFUNDS
§ 6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.
§ 6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Section 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.
§ 6.4 ACCOUNTING RECORDS
§ 6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to the Construction Manager’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.
ARTICLE 7 CONSTRUCTION PHASE PAYMENTS
§ 7.1 PROGRESS PAYMENTS
§ 7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.
§ 7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:
§ 7.1.3 Provided an Application for Payment is received by the Architect not later than the first (1st) day of a month, the Owner shall make payment to the Construction Manager not later than the thirtieth (30th) day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.
§ 7.1.4 With each Application for Payment, the Construction Manager shall submit a billing detail report which identifies each expense incurred during the billing period, and payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.
§ 7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager’s Applications for Payment. The schedule of values shall be adjusted as each trade contract is purchased to reflect the actual costs to be incurred under that line item.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.
§ 7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:
.1	Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Section 7.3.8 of A201-2007, as amended, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.
.2	Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.
.3	Add the Construction Manager’s Fee, less retainage of ten (10%). The Construction Manager’s Fee shall be computed upon the Cost of the Work described in the two preceding Sections at the rate stated in Section 5.1.1 or, if the Construction Manager’s Fee is stated as a fixed sum in that Section, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Sections bears to a reasonable estimate of the probable Cost of the Work upon its completion. The amount of retainage for each Application for Payment shall be limited to ten percent (10%) until fifty percent (50%) of the Work is complete; no additional retainage from subsequent payments will be withheld so the retainage is progressively reduced to five percent (5%) at the time of Substantial Completion. Notwithstanding anything to the contrary herein, in the event that the Owner reasonably determines that any portion of the Work is not being reasonably performed, or the Schedule is not being reasonably followed, the Owner shall have the absolute right to continue to make progress payments at the rate of only ninety percent (90%) of the amount due the Construction Manager and the amount due the Construction Manager shall not include the value of the Work disputed.
.4	Subtract the aggregate of previous payments made by the Owner.
.5	Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Section 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation.
.6	Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of A201-2007, as amended.
§ 7.1.8 Except with the Owner’s prior approval, payments to Subcontractors shall be subject to retention of not less than ten (10%). The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.
§ 7.1.9 Except with the Owner’s prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.
§ 7.1.10 In taking action on the Construction Manager’s Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 7.1.4 or other supporting data, that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 7.1.11 The payment or partial payment of any Application for Payment by the Owner, including the final Application for Payment, shall not constitute approval or acceptance of any Work or cost in such Application.
§ 7.2 FINAL PAYMENT
§ 7.2.1 Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager’s responsibility to correct nonconforming Work, as provided in Section 12.2.2 of A201-2007, as amended, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner’s accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect’s final Certificate for Payment, or as follows:
§ 7.2.2 The amount of the final payment shall be calculated as follows:
.1	Take the sum of the Cost of the Work substantiated by the Construction Manager’s final accounting and the Construction Manager’s Fee, but not more than the Guaranteed Maximum Price.
.2	Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Section 9.5.1 of A201-2007, as amended or other provisions of the Contract Documents. At Substantial Completion, Owner shall develop a list of incomplete, defective or disputed items and shall retain funds as set forth in the General Conditions.
.3	Subtract the aggregate of previous payments made by the Owner.
If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.
§ 7.2.3 The Owner’s accountants will review and report in writing on the Construction Manager’s final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Construction Manager’s final accounting, and provided the other conditions of Section 7.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner’s accountants, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager or notify the Construction Manager and Owner in writing of the Architect’s reasons for withholding a certificate as provided in Section 9.5.1 of A201-2007, as amended. The time periods stated in this Section 7.2 supersede those stated in Section 9.4.1 of A201-2007, as amended.
§ 7.2.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Construction Manager’s final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager’s receipt of a copy of the Architect’s final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner’s accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect’s final Certificate for Payment.
§ 7.2.5 If, subsequent to final payment and at the Owner’s request, the Construction Manager incurs costs described in Section 6.1 and not excluded by Section 6.2 (1) to correct nonconforming Work or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager’s Fee, if any, related thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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ARTICLE 8 INSURANCE AND BONDS
§ 8.1 INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER
During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Section 11.1 of A201-2007, as amended. Such insurance shall be written for not less than the following limits, or greater if required by law:
§ 8.1.1 Workers’ Compensation and Employers Liability meeting statutory limits mandated by state and federal laws. If (1) limits in excess of those required by statute are to be provided, or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:
See Article 11 of A201-2007, as amended, for insurance requirements.
§ 8.1.2 Commercial General Liability including coverage for Premises-Operations, Independent Contractors’ Protective, Products-Completed Operations, Contractual Liability, Personal Injury and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards):
Each Occurrence
General Aggregate
Personal and Advertising Injury
Products-Completed Operations Aggregate
.1	The policy shall be endorsed to have the General Aggregate apply to this Project only.
.2	Products and Completed Operations insurance shall be maintained for a minimum period of at least ( ) year(s) after either 90 days following Substantial Completion or final payment, whichever is earlier.
.3	The Contractual Liability insurance shall include coverage sufficient to meet the obligations in Section 3.18 of A201™–1997.
§ 8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:
Each Accident
§ 8.1.4 Other coverage:
(If Umbrella Excess Liability coverage is required over the primary insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or Excess Liability policies. If Project Management Protective Liability Insurance is to be provided, state the limits here.)
§ 8.2 INSURANCE REQUIRED OF THE OWNER
During both phases of the Project, the Owner shall purchase and maintain liability and property insurance, including waivers of subrogation, as set forth in Sections 11.2 and 11.4 of A201-2007, as amended. Such insurance shall be written for not less than the following limits, or greater if required by law:
§ 8.2.1 Property Insurance:
Deductible Per Occurrence
Aggregate Deductible
§ 8.2.2 Boiler and Machinery insurance with a limit of:
(If not a blanket policy, list the objects to be insured.)

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 8.3 PERFORMANCE BOND AND PAYMENT BOND
§ 8.3.1 The Construction Manager shall (insert “shall” or “shall not”) furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager’s usual source, and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to One Hundred Percent (100%) of the Contract Sum.
§ 8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.
ARTICLE 9 MISCELLANEOUS PROVISIONS
§ 9.1 DISPUTE RESOLUTION
§ 9.1.1 During both the Preconstruction and Construction Phases, Claims, disputes or other matters in question between the parties to this Agreement shall be resolved as provided in Sections 4.3 through 4.6 of A201-2007, as amended, except that, during the Preconstruction Phase, no decision by the Architect shall be a condition precedent to mediation or litigation.
§ 9.2 OTHER PROVISIONS
§ 9.2.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in A201™–2007, General Conditions of the Contract for Construction, as amended.
§ 9.2.2 EXTENT OF CONTRACT
This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and the Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.
§ 9.2.3 OWNERSHIP AND USE OF DOCUMENTS
Article 1.6 of A201-2007, as amended shall apply to both the Preconstruction and Construction Phases.
§ 9.2.4 GOVERNING LAW
The Contract shall be governed by the law of the Commonwealth of Pennsylvania without application of its choice of law provisions.
§ 9.2.5 ASSIGNMENT
The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2 of A201-2007, as amended, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.
ARTICLE 10 TERMINATION OR SUSPENSION
§ 10.1 TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE
§ 10.1.1 Prior to execution by both parties of Amendment No. 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Section 14.1.1 of A201-2007, as amended.
§ 10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Section 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase Services performed prior to receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Section 4.1.1.
(Paragraphs deleted)

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1195729238)

17

§ 10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE
Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of A201-2007, as amended.
§ 10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Section 14.1.3 of A201-2007, as amended.
§ 10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the Construction Manager under Section 14.1.3 of A2017-2007, as amended.
§ 10.3 SUSPENSION
The Work may be suspended by the Owner as provided in Article 14 of A201-2007, as amended; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Section 14.3.2 of A201-2007, as amended except that the term “cost of performance of the Contract” in that Section shall be understood to mean the Cost of the Work and the term “profit” shall be understood to mean the Construction Manager’s Fee as described in Sections 5.1.1 and 5.3.4 of this Agreement.

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1195729238)

18

ARTICLE 11 OTHER CONDITIONS AND SERVICES
This Agreement entered into as of the day and year first written above.

OWNER	CONSTRUCTION MANAGER
UNILIFE CROSS FARM LLC	HSC BUILDERS AND CONSTRUCTION MANAGERS

/s/ Daniel Calvert	/s/ Mark R. Heim
(Signature)	(Signature)

Daniel Calvert - CFO	Mark R. Heim, President
(Printed name and title)	(Printed name and title)

12/14/2009	12/14/09
Date	Date

/s/ Cynthia M. Lighty	/s/ James E. Viner
ATTEST	ATTEST

Init. /	AIA Document A121™ CMc — 2003 and AGC Document 565. Copyright © 1991 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:50:12 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1195729238)

19

Document A201™ — 2007
General Conditions of the Contract for Construction

for the following PROJECT:
(Name and location or address)
Unilife Medical Solutions
250 Cross Farm Lane
York, PA
New World Headquarters Facility
THE OWNER:
(Name, legal status and address)
Unilife Cross Farm LLC
633 Lowther Road
Lewisberry, PA 17339
THE ARCHITECT:
(Name, legal status and address)
L2 Architecture
1717 Arch Street, Suite 3920
Philadelphia, PA 19103
ADDITIONS AND DELETIONS:
The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author as added to or deleted from the original AIA text.

This document as important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

TABLE OF ARTICLES
1	GENERAL PROVISIONS	10

2	OWNER	12

3	CONTRACTOR	14

4	ARCHITECT	22

5	SUBCONTRACTORS	24

6	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS	25

7	CHANGES IN THE WORK	26

8	TIME	28

9	PAYMENTS AND COMPLETION	29

10	PROTECTION OF PERSONS AND PROPERTY	35

11	INSURANCE AND BONDS	37

12	UNCOVERING AND CORRECTION OF WORK	41

13	MISCELLANEOUS PROVISIONS	42

14	TERMINATION OR SUSPENSION OF THE CONTRACT	44

15	CLAIMS AND DISPUTES	46

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes: A201-2007 Unilife Draft 12-11-09	(1262580089)

INDEX
(Numbers and Topics in Bold are Section Headings)
Acceptance of Nonconforming Work
9.6.6, 9.9.3, 12.3
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16 ,6.2.1, 12.1
Accident Prevention
10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.4.2, 13.7.1, 14.1, 15.2
Addenda
1.1.1, 3.11.1
Additional Costs, Claims for
3.7.4,3.7.5,6.1.1,7.3.7.5, 10.3, 15.1.4
Additional Inspections and Testing
9.4.2, 9.8.3, 12.2.1, 13.5
Additional Insured
11.1.4
Additional Time, Claims for
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, 15.1.5
Administration of the Contract
3.1.3, 4.2, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13
Allowances
3.8, 7.3.8
All-risk Insurance
11.3.1, 11.3.1.1
Applications for Payment
4.2.5, 7.3.9, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.10, 11.1.3
Approvals
2.1.1, 2.2.2, 2.4, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10, 4.2.7, 9.3.2, 13.5.1
Arbitration
8.3.1, 11.3.10, 13.1.1, 15.3.2, 15.4
ARCHITECT
4
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.4.1, 3.12.7, 4.1, 4.2, 5.2, 6.3.1, 7.1.2, 7.3.7, 7.4, 9.2.1, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4, 15.1.3, 15.2.1
Architect, Limitations of Authority and Responsibility
2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4.1, 9.4.2, 9.5.3, 9.6.4, 15.1.3, 15.2
Architect’s Additional Services and Expenses
2.4.1, 11.3.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract
3.1.3, 4.2,3.7.4, 15.2, 9.4.1, 9.5
Architect’s Approvals
2.4.1, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Architect’s Authority to Reject Work
3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect’s Copyright
1.1.7, 1.5
Architect’s Decisions
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3.1, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2.1, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.5.2, 15.2, 15.3
Architect’s Inspections
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect’s Instructions
3.2.4,3.3.1,4.2.6,4.2.7, 13.5.2
Architect’s Interpretations
4.2.11,4.2.12
Architect’s Project Representative
4.2.10
Architect’s Relationship with Contractor
1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5.1, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.4.2, 13.5, 15.2
Architect’s Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect’s Representations
9.4.2,9.5.1,9.10.1
Architect’s Site Visits
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Asbestos
10.3.1
Attorneys’ Fees
3.18.1,9.10.2,10.3.3
Award of Separate Contracts
6.1.1,6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1,5.2.1, 11.4.1
Binding Dispute Resolution
9.7.1, 11.3.9, 11.3.10, 13.1.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.4.1
Boiler and Machinery Insurance
11.3.2
Bonds, Lien
7.3.7.4,9.10.2,9.10.3

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes: A201-2007 Unilife Draft 12-11-09	(1262580089)

Bonds, Performance, and Payment
7.3.7.4,9.6.7,9.10.3, 11.3.9, 11.4
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3,9.8.4,9.8.5
Certificates for Payment
4.2.1, 4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1,9.10.3, 14.1.1.3, 14.2.4, 15.1.3
Certificates of Inspection, Testing or Approval
13.5.4
Certificates of Insurance
9.10.2, 11.1.3
Change Orders
1.1.1, 2.4.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, 7.2, 7.3.2, 7.3.6, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1,9.10.3, 10.3.2, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2, 15.1.3
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
2.2.1, 3.11, 4.2.8, 7, 7.2.1, 7.3.1, 7.4, 7.4.1, 8.3.1, 9.3.1.1, 11.3.9
Claims, Definition of
15.1.1
CLAIMS AND DISPUTES
3.2.4,6.1.1,6.3.1,7.3.9,9.3.3,9.10.4, 10.3.3, 15, 15.4
Claims and Timely Assertion of Claims
15.4.1
Claims for Additional Cost
3.2.4, 3.7.4, 6.1.1, 7.3.9, 10.3.2, 15.1.4
Claims for Additional Time
3.2.4, 3.7.46.1.1, 8.3.2, 10.3.2, 15.1.5
Concealed or Unknown Conditions, Claims for
3.7.4
Claims for Damages
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Claims Subject to Arbitration
15.3.1, 15.4.1
Cleaning Up
3.15, 6.3
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2,8.1.2,8.2.2,8.3.1, 11.1, 11.3.1, 11.3.6, 11.4.1, 15.1.4
Commencement of the Work, Definition of
8.1.2
Communications Facilitating Contract Administration
3.9.1, 4.2.4
Completion, Conditions Relating to
3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1,
9.10, 12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Compliance with Laws
1.6.1, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3
Concealed or Unknown Conditions
3.7.4, 4.2.8, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 6.1.1, 6.1.4
Consent, Written
3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 11.3.1, 13.2, 13.4.2, 15.4.4.2
Consolidation or Joinder
15.4.4
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, 6
Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, 7.3, 9.3.1.1
Construction Schedules, Contractor’s
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
15.1.3
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 11.3.9, 14
Contract Administration
3.1.3, 4,9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.3.6, 11.4.1
Contract Documents, The
1.1.1
Contract Documents, Copies Furnished and Use of
1.5.2, 2.2.5, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
3.7.4, 3.8, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.3.1, 14.2.4, 14.3.2, 15.1.4, 15.2.5
Contract Sum, Definition of
9.1
Contract Time
3.7.4, 3.7.5, 3.10.2, 5.2.3, 7.2.1.3, 7.3.1, 7.3.5, 7.4, 8.1.1, 8.2.1, 8.3.1, 9.5.1, 9.7.1, 10.3.2, 12.1.1, 14.3.2, 15.1.5.1, 15.2.5

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes: A201-2007 Unilife Draft 12-11-09	(1262580089)

Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, 6.1.2
Contractor’s Construction Schedules
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Contractor’s Employees
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1,
Contractor’s Liability Insurance
11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces
3.12.5,3.14.2,4.2.4,6, 11.3.7, 12.1.2, 12.2.4
Contractor’s Relationship with Subcontractors
1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.3.1.2, 11.3.7, 11.3.8
Contractor’s Relationship with the Architect 1.1.2, 1.5, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2,
3.5.1, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.3, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5,
9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3.7, 12, 13.5, 15.1.2, 15.2.1
Contractor’s Representations
3.2.1, 3.2.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor’s Responsibility for Those Performing the Work
3.3.1, 3.18, 5.3.1, 6.1.3, 6.2, 9.5.1, 10.2.8 Contractor’s Review of Contract Documents
3.2
Contractor’s Right to Stop the Work
9.7
Contractor’s Right to Terminate the Contract
14.1, 15.1.6
Contractor’s Submittals
3.10, 3.11, 3.12.4, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2,
9.8.3,9.9.1,9.10.2,9.10.3, 11.1.3, 11.4.2
Contractor’s Superintendent
3.9, 10.2.6
Contractor’s Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3,
7.3.5,7.3.7,8.2, 10, 12, 14, 15.1.3
Contractual Liability Insurance
11.1.1.8, 11.2
Coordination and Correlation
1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.5,2.2.5,3.11
Copyrights
1.5, 3.17
Correction of Work
2.3, 2.4, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.7
Costs
2.4.1, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.7, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.3, 12.1.2, 12.2.1, 12.2.4, 13.5, 14
Cutting and Patching
3.14, 6.2.5
Damage to Construction of Owner or Separate Contractors
3.14.2,6.2.4, 10.2.1.2, 10.2.5, 10.4, 11.1.1, 11.3, 12.2.4
Damage to the Work
3.14.2,9.9.1, 10.2.1.2, 10.2.5, 10.4.1, 11.3.1, 12.2.4
Damages, Claims for
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.3.5, 11.3.7, 14.1.3, 14.2.4, 15.1.6
Damages for Delay
6.1.1,8.3.3,9.5.1.6,9.7, 10.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 15.2, 6.3, 7.3.7, 7.3.9, 8.1.3, 8.3.1, 9.2.1, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.5.2, 14.2.2, 14.2.4, 15.1, 15.2
Decisions to Withhold Certification
9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.3.1, 2.4.1, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2,9.9.3, 9.10.4,12.2.1
Defective Work, Definition of
3.5.1
Definitions
1.1, 2.1.1, 3.1.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 15.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
3.2., 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
Disputes
6.3.1,7.3.9, 15.1, 15.2
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
3.11
Effective Date of Insurance
8.2.2, 11.1.2

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

Emergencies
10.4, 14.1.1.2, 15.1.4
Employees, Contractor’s
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.1.1, 11.3.7, 14.1, 14.2.1.1
Equipment, Labor, Materials or
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3.1, 3.4.1, 3.5.1, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.5, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.2, 14.2, 14.3.1, 15.1.3
Extensions of Time
3.2.3, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3, 15.1.5, 15.2.5
Failure of Payment
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.3.1, 11.3.5, 12.3.1, 14.2.4, 14.4.3
Financial Arrangements, Owner’s
2.2.1, 13.2.2, 14.1.1.4
Fire and Extended Coverage Insurance
11.3.1.1
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials
10.2.4, 10.3
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17.1, 3.18, 9.10.2, 10.3.3, 10.3.5, 10.3.6, 11.3.1.2, 11.3.7
Information and Services Required of the Owner
2.1.2, 2.2, 3.2.2, 3.12.4, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Initial Decision
15.2
Initial Decision Maker, Definition of
1.1.8
Initial Decision Maker, Decisions
14.2.2, 14.2.4, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Initial Decision Maker, Extent of Authority
14.2.2, 14.2.4, 15.1.3, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Injury or Damage to Person or Property
10.2.8, 10.4.1
Inspections
3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2,9.10.1, 12.2.1, 13.5
Instructions to Bidders
1.1.1
Instructions to the Contractor
3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.5.2
Instruments of Service, Definition of
1.1.7
Insurance
3.18.1, 6.1.1, 7.3.7, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery
11.3.2
Insurance, Contractor’s Liability
11.1
Insurance, Effective Date of
8.2.2, 11.1.2
Insurance, Loss of Use
11.3.3
Insurance, Owner’s Liability
11.2
Insurance, Property
10.2.5, 11.3
Insurance, Stored Materials
9.3.2, 11.4.1.4
INSURANCE AND BONDS
11
Insurance Companies, Consent to Partial Occupancy
9.9.1, 11.4.1.5
Insurance Companies, Settlement with
11.4.10
Intent of the Contract Documents
1.2.1,4.2.7,4.2.12,4.2.13,7.4
Interest
13.6
Interpretation
1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1
Interpretations, Written
4.2.11,4.2.12, 15.1.4
Judgment on Final Award
15.4.2
Labor and Materials, Equipment
1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Labor Disputes
8.3.1
Laws and Regulations
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13.1, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1.1, 11.3, 13.1.1, 13.4, 13.5.1, 13.5.2, 13.6.1, 14, 15.2.8, 15.4
Liens
2.1.2,9.3.3,9.10.2,9.10.4,15.2.8
Limitations, Statutes of
12.2.5, 13.7, 15.4.1.1

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

Limitations of Liability
2.3.1, 3.2.2, 3.5.1, 3.12.10, 3.17.1, 3.18.1, 4.2.6, 4.2.7, 4.2.12,6.2.2,9.4.2,9.6.4,9.6.7,10.2.5, 10.3.3, 11.1.2, 11.2, 11.3.7, 12.2.5, 13.4.2
Limitations of Time
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3.1, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2.1, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7.1, 9.8, 9.9, 9.10, 11.1.3, 11.3.1.5, 11.3.6, 11.3.10, 12.2, 13.5, 13.7, 14, 15
Loss of Use Insurance
11.3.3
Material Suppliers
1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
10.2.4, 10.3
Materials, Labor, Equipment and
1.1.3, 1.1.6, 1.5.1, 3.4.1, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13.1, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.7, 9.3.2, 9.3.3,9.5.1.3,9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic’s Lien
2.1.2, 15.2.8
Mediation
8.3.1, 10.3.5, 10.3.6, 15.2.1, 15.2.5, 15.2.6, 15.3, 15.4.1
Minor Changes in the Work
1.1.1, 3.12.8, 4.2.8,7.1, 7.4
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7.1, 10.3.2, 11.3.1
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
2.3.1, 2.4.1, 3.5.1, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Notice
2.2.1, 2.3.1, 2.4.1, 3.2.4, 3.3.1, 3.7.2, 3.12.9, 5.2.1, 9.7.1,9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2.1, 13.3, 13.5.1, 13.5.2, 14.1, 14.2, 15.2.8, 15.4.1
Notice, Written
2.3.1, 2.4.1, 3.3.1, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 9.7.1, 9.10, 10.2.2, 10.3, 11.1.3, 11.3.6, 12.2.2.1, 13.3, 14, 15.2.8, 15.4.1
Notice of Claims
3.7.4,4.5, 10.2.8, 15.1.2, 15.4
Notice of Testing and Inspections
13.5.1, 13.5.2
Observations, Contractor’s
3.2, 3.7.4
Occupancy
2.2.2,9.6.6,9.8, 11.3.1.5
Orders, Written
1.1.1,2.3,3.9.2,7, 8.2.2, 11.3.9, 12.1, 12.2.2.1, 13.5.2,
14.3.1
OWNER
2
Owner, Definition of
2.1.1
Owner, Information and Services Required of the
2.1.2, 2.2, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1,9.6.4,9.9.2,9.10.3,10.3.3, 11.2, 11.3, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4, 15.1.3
Owner’s Authority
1.5, 2.1.1, 2.3.1, 2.4.1, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3.1, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1,9.10.2, 10.3.2, 11.1.3,11.3.3, 11.3.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4, 15.2.7
Owner’s Financial Capability
2.2.1, 13.2.2, 14.1.1.4
Owner’s Liability Insurance
11.2
Owner’s Loss of Use Insurance
11.3.3
Owner’s Relationship with Subcontractors
1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner’s Right to Carry Out the Work
2.4, 14.2.2
Owner’s Right to Clean Up
6.3
Owner’s Right to Perform Construction and to Award Separate Contracts
6.1
Owner’s Right to Stop the Work
2.3
Owner’s Right to Suspend the Work
14.3
Owner’s Right to Terminate the Contract
14.2
Ownership and Use of Drawings, Specifications and Other Instruments of Service
1.1.1, 1.1.6, 1.1.7, 1.5, 2.2.5, 3.2.2, 3.11.1, 3.17.1, 4.2.12, 5.3.1
Partial Occupancy or Use
9.6.6, 9.9, 11.3.1.5
Patching, Cutting and
3.14, 6.2.5
Patents
3.17
Payment, Applications for
4.2.5, 7.3.9, 9.2.1, 9.3, 9.4, 9.5, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 14.2.3,14.2.4,14.4.3
Payment, Certificates for
4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

Payment, Failure of
9.5.1.3, 9.7, 9.10.2, 13.6, 14.1.1.3, 14.2.1.2
Payment, Final
4.2.1, 4.2.9, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5, 12.3.1, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
7.3.7.4 ,9.6.7 ,9.10.3, 11.4.9, 11.4
Payments, Progress
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
PAYMENTS AND COMPLETION
9
Payments to Subcontractors
5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8, 14.2.1.2
PCB
10.3.1
Performance Bond and Payment Bond
7.3.7.4, 9.6.7, 9.10.3, 11.4.9, 11.4
Permits, Fees, Notices and Compliance with Laws
2.2.2, 3.7, 3.13, 7.3.7.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
10
Polychlorinated Biphenyl
10.3.1
Product Data, Definition of
3.12.2
Product Data and Samples, Shop Drawings
3.11, 3.12, 4.2.7
Progress and Completion
4.2.2, 8.2, 9.8, 9.9.1, 14.1.4, 15.1.3
Progress Payments
9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3, 15.1.3
Project, Definition of the
1.1.4
Project Representatives
4.2.10
Property Insurance
10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.5, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 9.6.4, 9.9.1, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14, 15.2.8, 15.4
Rejection of Work
3.5.1, 4.2.6, 12.2.1
Releases and Waivers of Liens
9.10.2
Representations
3.2.1, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.2, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.3, 5.3.1, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
3.2, 3.12.7, 6.1.3
Review of Contractor’s Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.3, 2.4, 3.5.1, 3.7.4, 3.15.2, 4.2.6, 4.5, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14, 15.4
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
15.4.1
Safety of Persons and Property
10.2, 10.4
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.4
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, 3.12, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.5.2
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 11.4.7, 12.1.2
Shop Drawings, Definition of
3.12.1
Shop Drawings, Product Data and Samples
3.11, 3.12, 4.2.7
Site, Use of
3.13, 6.1.1, 6.2.1
Site Inspections
3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.4.2, 9.10.1, 13.5
Site Visits, Architect’s
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
4.2.6, 12.2.1, 13.5
Specifications, Definition of the
1.1.6

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

Specifications, The
1.1.1, 1.1.6, 1.2.2, 1.5, 3.11, 3.12.10, 3.17, 4.2.14
Statute of Limitations
13.7, 15.4.1.1
Stopping the Work
2.3, 9.7, 10.3, 14.1
Stored Materials
6.2.1,9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of
5.1.1
SUBCONTRACTORS
5
Subcontractors, Work by
1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2, 9.6.7
Subcontractual Relations
5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1
Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.7, 9.2, 9.3, 9.8, 9.9.1,9.10.2,9.10.3, 11.1.3
Submittal Schedule
3.10.2,3.12.5,4.2.7
Subrogation, Waivers of
6.1.1, 11.4.5, 11.3.7
Substantial Completion
4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 13.7
Substantial Completion, Definition of
9.8.1
Substitution of Subcontractors
5.2.3, 5.2.4
Substitution of Architect
4.1.3
Substitutions of Materials
3.4.2, 3.5.1, 7.3.8
Sub-subcontractor, Definition of
5.1.2
Subsurface Conditions
3.7.4
Successors and Assigns
13.2
Superintendent
3.9, 10.2.6
Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.7, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.3
Surety
5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2, 15.2.7
Surety, Consent of
9.10.2, 9.10.3
Surveys
2.2.3
Suspension by the Owner for Convenience
14.3
Suspension of the Work
5.4.2, 14.3
Suspension or Termination of the Contract
5.4.1.1, 11.4.9, 14
Taxes
3.6,3.8.2.1,7.3.7.4
Termination by the Contractor
14.1, 15.1.6
Termination by the Owner for Cause
5.4.1.1, 14.2, 15.1.6
Termination by the Owner for Convenience
14.4
Termination of the Architect
4.1.3
Termination of the Contractor
14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
14
Tests and Inspections
3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 11.4.1.1, 12.2.1, 13.5
TIME
8
Time, Delays and Extensions of
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 8.3, 9.5.1, 9.7.1, 10.3.2, 10.4.1, 14.3.2, 15.1.5, 15.2.5
Time Limits
2.1.2, 2.2, 2.4, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.4, 4.5, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5 , 11.4.6, 11.4.10, 12.2, 13.5, 13.7, 14, 15.1.2, 15.4
Time Limits on Claims
3.7.4, 10.2.8, 13.7, 15.1.2
Title to Work
9.3.2, 9.3.3
Transmission of Data in Digital Form
1.6
UNCOVERING AND CORRECTION OF WORK
12
Uncovering of Work
12.1
Unforeseen Conditions, Concealed or Unknown
3.7.4,8.3.1, 10.3
Unit Prices
7.3.3.2,7.3.4
Use of Documents
1.1.1, 1.5,2.2.5,3.12.6,5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.4.2

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

Waiver of Claims by the Contractor
9.10.5, 11.4.7, 13.4.2, 15.1.6
Waiver of Claims by the Owner
9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2, 14.2.4, 15.1.6
Waiver of Consequential Damages
14.2.4, 15.1.6
Waiver of Liens
9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, 11.4.5, 11.3.7
Warranty
3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2, 13.7.1
Weather Delays
15.1.5.2
Work, Definition of
1.1.3
Written Consent
1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.8.5, 9.9.1,9.10.2,9.10.3, 11.4.1, 13.2, 13.4.2, 15.4.4.2
Written Interpretations
4.2.11,4.2.12
Written Notice
2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14, 15.4.1
Written Orders
1.1.1, 2.3, 3.9, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1, 15.1.2

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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ARTICLE 1 GENERAL PROVISIONS

§ 1.1 BASIC DEFINITIONS

§ 1.1.1 THE CONTRACT DOCUMENTS
The Contract Documents are enumerated in the Agreement between the Owner and Contractor (as used herein “Contractor” shall mean “Construction Manager”)(hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), as amended, Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include the advertisement or invitation to bid, Instructions to Bidders, sample forms, other information furnished by the Owner in anticipation of receiving bids or proposals, the Contractor’s bid or proposal, or portions of Addenda relating to bidding requirements.
§ 1.1.2 THE CONTRACT
The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (I) between the Contractor and the Architect or the Architect’s consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect’s consultants or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.
§ 1.1.3 THE WORK
The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations or reasonably inferable by the Contractor as necessary to produce the result intended by the Contract Documents. The Work may constitute the whole or a part of the Project.
§ 1.1.4 THE PROJECT
The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner and by separate contractors.
§ 1.1.5 THE DRAWINGS
The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.
§ 1.1.6 THE SPECIFICATIONS
The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.
§ 1.1.7 INSTRUMENTS OF SERVICE
Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect’s consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials.
§ 1.1.8 THE PROJECT MANUAL
The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.
§ 1.1.9 The term “Product” includes materials, systems, and equipment.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 1.1.10 The term “provide” includes furnishing and installing a product, complete in place, tested, approved and warranted.
§ 1.1.11 The term “Building Code” and the term “Code” refer to regulations of federal, state and local governmental agencies having jurisdiction over the Project.
§ 1.1.12 The terms “approved”, “required”, and “as directed” refer to and indicate the work or materials that may be approved, required or directed by Architect acting as the agent of the Owner.
§ 1.1.13 The term “similar” means in its general sense and not necessarily identical.
§ 1.1.14 The terms “shown”, indicated”, “detailed”, “noted”, “scheduled”, and terms of similar import, refer to requirements contained in the Contract Documents. Analogously, the expression “reasonably inferable” shall be interpreted to mean reasonably inferable by a contractor to the extent familiar with the Project and exercising the care, skill and diligence required by the Contract Documents.
§ 1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS
§ 1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results. In the event of inconsistencies within or between parts of the Contract Documents or between the Contract Documents and applicable standards, as well as those codes and ordinances which a competent contractor would generally be held accountable to, the Contractor shall (i) provide the better quality or greater quantity of Work or (ii) comply with the more stringent requirement; either or both in accordance with the Architect’s interpretation.
.1 On the Drawings, given dimensions shall take precedence over scaled measurements, and large scale drawings over small scale drawings.
.2 Before requesting the ordering of any material or doing any Work, the Contractor and each Subcontractor shall verify measurements at the Project site and shall be responsible for the correctness of such measurements. No extra charges or compensation will be allowed on account of differences between actual dimensions and the dimensions indicated on the Drawings.
.3 If a minor change in the Work is found to be necessary due to actual field conditions, the Contractor shall submit detailed drawings of such departure to the Architect for approval before making the change.
.4 Contractor shall thoroughly acquaint itself with and comply with the terms, statutes, rules and regulations governing excavation in the area of underground utilities.
§ 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.
§ 1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.
§ 1.2.4 The Drawings are intended to show the general arrangement, design and extent of the Work and are partly diagrammatic. When the Project is completed, the Contractor shall mark-up a set of prints showing all changes and job conditions not shown on the Architect’s Drawings. This set of prints shall be delivered to the Architect’s office so record drawings can be prepared of the Project which are based on as-built information provided by the Contractor.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 1.2.5 If Work is required in such a manner as to make it impossible to produce first-class Work as defined by industry standards, or should discrepancies appear in the Contract Documents, Contractor shall request a written interpretation before proceeding with the Work. If Contractor fails to make such a request, Contractor shall not be excused for failure to carry out Work in a satisfactory manner. Should conflicts occur in the Contract Documents, the Contractor is deemed to have based its estimate on the acceptable standard trade practice for doing the Work, unless it shall have asked for and obtained a written decision before submission of its bid as to which method or materials will be required.
§ 1.3 CAPITALIZATION
Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects.
§ 1.4 INTERPRETATION
In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.
§ 1.5 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE
§ 1.5.1 The Architect and the Architect’s consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and will retain all common law, statutory and other reserved rights, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s or Architect’s consultants’ reserved rights.
§ 1.5.2 The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce the Instruments of Service provided to them solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and material or equipment suppliers may not use the Instruments of Service on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect’s consultants.
§ 1.6 TRANSMISSION OF DATA IN DIGITAL FORM
If the parties intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions, unless otherwise already provided in the Agreement or the Contract Documents.
ARTICLE 2 OWNER

§ 2.1 GENERAL
§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term “Owner” means the Owner or the Owner’s authorized representative.
§ 2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner’s interest therein.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER
§ 2.2.1 Prior to commencement of the Work, the Contractor may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner’s obligations under the Contract. Thereafter, the Contractor may only request such evidence if (1) the Owner fails to make payments to the Contractor as the Contract Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Contractor identifies in writing a reasonable concern regarding the Owner’s ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.
§ 2.2.2 Except for permits and fees that are the responsibility of the Contractor under the Contract Documents, including those required under Section 3.7.1, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.
§ 2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.
§ 2.2.4 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner’s control and relevant to the Contractor’s performance of the Work with reasonable promptness after receiving the Contractor’s written request for such information or services.
§ 2.2.5 Unless otherwise provided in the Contract Documents, the Owner shall furnish to the Contractor one copy of the Contract Documents for purposes of making reproductions pursuant to Section 1.5.2.
§ 2.3 OWNER’S RIGHT TO STOP THE WORK
If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.
§ 2.4 OWNER’S RIGHT TO CARRY OUT THE WORK
If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner’s expenses and compensation for the Architect’s additional services made necessary by such default, neglect or failure, including Owner’s reasonable attorneys fees. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner upon demand, including all interest and legal fees associated therewith and schedule delays incurred by the Owner.
§ 2.5 In no event shall the owner have control over, charge of, or any responsibility for construction means, methods, techniques, sequences or procedures or for safety precautions and programs in connection with the Work, notwithstanding any of the rights and authority granted the owner in the Contact Documents.
§ 2.6 The rights stated in this Article and elsewhere in the Contract Documents are cumulative and not in limitation of any rights of the Owner or Contractor (1) granted in the Contract Documents, (2) at law, or (3) in equity.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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ARTICLE 3 CONTRACTOR

§ 3.1 GENERAL
§ 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term “Contractor” means the Contractor or the Contractor’s authorized representative.
§ 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.
§ 3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor.
§ 3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR
§ 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents. The Contractor and each Subcontractor shall evaluate and satisfy themselves as to the conditions and limitations under which the Work is to be performed, including, without limitation (1) the location, condition, layout and nature of the Project site and surrounding areas, (2) generally prevailing climatic conditions, (3) anticipated labor supply and costs, (4) availability and cost of materials, tools and equipment, and (5) other similar issues. The Owner shall not be required to make any adjustment in either the Contract Sum, Contract Time or any Milestone Date in connection with any failure by the Contractor or any Subcontractor to comply with the requirements of this paragraph. The Owner assumes no responsibility or liability for the safety of the Project site except that Owner’s personnel shall be responsible for complying with all safety regulations established while at the worksite.
§ 3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any reasonably visible conditions at the site affecting it. The Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. It is recognized that the Contractor’s review is made in the Contractor’s capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents.
§ 3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, unless they bear upon the performance of the Work, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require.
§ 3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor’s notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall make Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, unless the Contractor recognized or should have recognized such error, inconsistency, omission or difference and failed to report it to the Architect or Owner.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.2.5 The Drawings are intended to show the general arrangement, design and extent of the Work and are partly diagrammatic, they are not intended to be scaled for rough-in measurements or to serve as Shop Drawings.
§ 3.2.6 The Contractor shall consult with the Architect regarding any items which may through oversight be omitted from the Schedule, Drawings, or Specifications, or for which no symbol or other designation is given for identification. In the absence of any definite instruction from the Architect, such items shall be figured and furnished to correspond with similar items for which information is given.
§ 3.2.7 During the bidding period, any questions or discrepancies called to the Architect’s attention by a bidder will be answered by the Architect by a means of an “Addendum” issued to all bidders prior to receiving bids. All addenda shall become a part of the Contract Documents. If any items of Work is shown on the Drawings and not specified, or mentioned in the Specifications and not shown on the Drawings, the matter shall be brought to the attention of the Architect in writing during the bidding period so that an Addendum can be issued correcting the omission or clarification. If such correction is not made, then the work in question shall be considered to be required as if it had been specified and shown on the drawings.
§ 3.3 SUPERVISION AND CONSTRUCTION PROCEDURES
§ 3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any loss or damage arising solely from those Owner-required means, methods, techniques, sequences or procedures.
§ 3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors.
§ 3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.
§ 3.3.4 The Contractor shall not be relieved of obligation to perform the Work in accordance with the Contract Documents either by activities or duties of the Owner in the Owner’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.
§ 3.4 LABOR AND MATERIALS
§ 3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
§ 3.4.1.1 The Contractor shall provide and pay for all costs of temporary heat, light, electrical power and water and off-site debris removal as required for the timely completion of the work, until the issuance of the Certificate for Substantial Completion, at which time the Owner will take over said costs.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.4.2 Except in the case of minor changes in the Work authorized by the Architect in accordance with Sections 3.12.8 or 7.4, the Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order or Construction Change Directive.
§ 3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.
§ 3.4.4 The various products and materials mentioned in these Contract Documents are given to establish a standard of quality and price. It is not intended that the Contractor shall be limited to one product. It is the responsibility of the Architect to review or equal submittals. The judgment of the Architect shall be final as to where a substitute product is approved for use in place of the sole priority specified item.
§ 3.4.5 Where Specifications allow a material or operation to be “or equal” and “reviewed”, any substitutes shall be warranted by Contractor to be equal in quality, service and performance to items originally specified. Final determination and written approval for use of substitutes must be obtained from the Architect prior to ordering and installation.
§ 3.4.6 For use of material other than specified, Contractor shall assume the cost of and responsibility for satisfactorily accomplishing all changes in Work as required, and correction of any faults due to performance, quality or service failures.
§ 3.4.7 All materials used in this performance of the Work shall be handled with care, whether furnished by the Contractor or other parties. The Contractor shall account for the materials; inspect such materials as they are delivered at the Site; pile, store and handle same; protect them from injury; and insure delivery of materials at such times and in such quantities as will insure speedy, uninterrupted progress of the Work.
§ 3.5 WARRANTY
§ 3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect or Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.
§ 3.5.2 Contractor expressly warrants its Work for one year after Final Completion. Contractor shall make any repair or replacement to the Work resulting from defective materials and/or workmanship or construction not in accordance with the Contract Documents. Contractor shall commence making the repairs or replacements required pursuant to this warranty promptly after Owner gives written notice to Contractor. In the event of Contractor’s failure to make timely corrections, Owner shall have the right to make corrections and Contractor shall be responsible for the immediate payment thereof.
§ 3.5.3 The Contractor agrees to assign to the Owner at the time of Substantial Completion of the Work any and all manufacturer’s warranties relating to materials and labor used in the Work and further agrees to perform the Work in such manner so as to preserve any and all such manufacturer’s warranties.
§ 3.6 TAXES
The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect. The Contractor and its subcontractors shall be responsible for payment of Social Security and Unemployment taxes for their respective employees.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.7 PERMITS, FEES, NOTICES, AND COMPLIANCE WITH LAWS
§ 3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded.
§ 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work.
§ 3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction, and shall indemnify the Owner therefor, including reasonable professional fees.
§ 3.7.4 Concealed or Unknown Conditions. If the Contractor encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner and the Architect before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall promptly notify the Owner and Contractor in writing, stating the reasons. If either party disputes the Architect’s determination or recommendation, that party may proceed as provided in Article 15.
§ 3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15.
§ 3.8 ALLOWANCES
§ 3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.
§ 3.8.2 Unless otherwise provided in the Contract Documents,
.1	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;
.2	Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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.3	whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.1 and (2) changes in Contractor’s costs under Section 3.8.2.2.
§ 3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness.
§ 3.9 SUPERINTENDENT
§ 3.9.1 The Contractor shall employ a competent superintendent satisfactory to the Owner and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. The Project Manager, Assistant Project Manager and Superintendent may not be removed without the prior written consent of the Owner. Owner reserves the right to have any employee of Contractor removed from the Project, upon reasonable cause.
§ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the name and qualifications of a proposed superintendent. The Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to the proposed superintendent or (2) that the Architect requires additional time to review. Failure of the Architect to reply within the 14 day period shall constitute notice of no reasonable objection.
§ 3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner’s consent, which shall not unreasonably be withheld or delayed.
§ 3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES
§ 3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.
§ 3.10.2 The Contractor shall prepare a submittal schedule, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, and shall submit the schedule(s) for the Architect’s approval. The Architect’s approval shall not unreasonably be delayed or withheld. The submittal schedule shall (1) be coordinated with the Contractor’s construction schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals.
§ 3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.
§ 3.10.4 The construction schedule shall be in a detailed precedence-style critical path method (CPM) or Primavera type format satisfactory to the Owner and Architect which shall also (1) provide a graphic representation of all activities and events that will occur during performance of the Work; (2) identify each phase of construction and occupancy; and (3) set forth dates that are critical in ensuring the timely and orderly completion of the Work in accordance with the requirements of the Contract Documents (hereinafter referred to as Milestone Dates). Upon review and acceptance by the Architect and Owner, the construction schedule shall be deemed part of the Contract Documents and attached to Amendment No. 1 as Exhibit D. The Contractor’s Schedule shall assume an amount of adverse weather conditions normal to the site of the Work for the seasons or season for the year involved. The Contractor shall monitor the progress of the Work for conformance with the requirements of the construction schedule and shall promptly advise the Owner and Architect of any delays or potential delays. The construction schedule shall be updated regularly to reflect actual conditions or if requested by the Owner. In the event any progress report indicates any delays, the Contractor shall propose an affirmative plan to correct the delay, including overtime and/or additional labor, if necessary. In no event shall any progress report constitute an adjustment in the Contract Time, any Milestone Date or the Contract Sum unless any such adjustment is agreed to by the Owner and authorized pursuant to a Change Order.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.10.5 The Contractor shall schedule and conduct construction and progress meetings, on a frequency required to effect coordination, to discuss such matters as procedures, progress, problems and scheduling. The Contractor shall prepare and distribute minutes within five working days of such meetings.
§ 3.10.6 The Contractor shall record the progress of the Project. Submit written progress reports not less frequently than monthly to the Owner and the Architect, including information on each Subcontractor and each Subcontractor’s Work, as well as the entire Project, showing percentages of completion and the number and amounts of Change Orders. Keep a daily log containing a record of weather, Subcontractor’s Work on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may require. Upon request, Contractor shall make the log available to the Owner and the Architect.
§ 3.10.7 In planning its construction schedule within the agreed contract time, it shall be assumed that the Contractor has anticipated the amount of adverse weather conditions normal to the site of the Work.
§ 3.10.8 In the event that the progress of the Work falls behind the most recent approved schedule of the Work, the Contractor shall prepare a recovery schedule depicting the strategy and means to recover all lost time, at no additional cost to the Owner if such delay is non-compensable, including, where approved by the Owner, working overtime and in multiple shifts. In cases of non-excusable delay, failure to timely prepare such a recovery schedule shall be a material breach of the Contract.
§ 3.11 DOCUMENTS AND SAMPLES AT THE SITE
The Contractor shall maintain at the site for the Owner one copy of the Drawings, Specifications, Project Manual, Addenda, Change Orders written Modifications, Construction Change Directives, Field Orders, and written interpretation and clarifications in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Shop Drawings, Product Data, Samples and similar required submittals. Annotations on the Drawings shall show changes in the Work occasioned by field conditions or Owner/Architect authorized changes to the Work. All notations shall be dimensioned where the location of the changed items different than that originally shown and shall show all underground utilities, sewer lines and the like which have been installed by the Contractor, giving accurate dimensions from column center lines and/or exterior building walls. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work as a record of the Work as constructed.
§ 3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES
§ 3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.
§ 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.
§ 3.12.3 Samples are physical examples that illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.
§ 3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. Their purpose is to demonstrate the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action. The Contractor’s review shall be noted on the submitted item or in its transmittal letter, together with written notice of any deviation in the submitted item from the requirements of the Work and of the Contract Documents. In collaboration with the Architect, Contractor shall establish and implement procedures for expediting the processing and approval of Shop Drawings, Product Date, Samples and other submittals.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors.
§ 3.12.6 By submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.
§ 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.
§ 3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.
§ 3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice, the Architect’s approval of a resubmission shall not apply to such revisions.
§ 3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor’s responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional who shall have and maintain commercially reasonable limits of insurance related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional’s written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications and approvals performed or provided by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance and design criteria specified in the Contract Documents.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.12.11 All shop drawings shall be checked by the Contractor and shall bear its review stamp prior to submitting to the Architect.
§ 3.13 USE OF SITE
The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.
§ 3.13.2 Only materials and equipment that are to be used directly in the Work shall be brought to and stored on the Project site. Protection of construction materials and equipment stored at the Project site from weather, theft, damage and all other adversity is solely the responsibility of the Contractor.
§ 3.13.3 The Contractor and any entity for whom the Contractor is responsible shall not erect any sign on the Project site without the prior written consent of the Owner.
§ 3.14 CUTTING AND PATCHING
§ 3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting and patching shall be restored to the condition existing prior to the cutting, fitting and patching, unless otherwise required by the Contract Documents.
§ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.
§ 3.15 CLEANING UP
§ 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. On a regular basis, the Contractor shall remove waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials from and about the Project. At the completion of construction, a final clean-up including final glass cleaning, floor mopping, vacuuming, etc., shall be performed by the Contractor.
§ 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and Owner shall be entitled to reimbursement from the Contractor.
§ 3.16 ACCESS TO WORK
The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.
§ 3.17 ROYALTIES, PATENTS AND COPYRIGHTS
The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 3.18 INDEMNIFICATION
§ 3.18.1 To the fullest extent permitted by law the Contractor shall indemnify and hold harmless the Owner, its officers, directors, shareholders, affiliates, insurers, Architect, Architect’s consultants, and agents and employees of any of them from and against any and all claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Section 3.18.
§ 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ compensation acts, disability benefit acts or other employee benefit acts.
§ 3.18.3 In the event that the Contractor fails or refuses to indemnify an indemnitee hereunder, in addition to all other obligations and upon adjudication in favor of an indemnitee, Contractor shall be responsible for any and all costs associated with bringing such action, including reasonable attorneys’ fees. Owner may withhold from any payment an amount sufficient to protect the Owner.
§ 3.18.4 The Contractor’s indemnity obligations under this Paragraph 3.18 shall, but not by way of limitation, specifically include, without limitations, all fines, penalties and punitive damages arising out of, or in connection with, any (i) violation of or failure to comply with any governmental regulation or requirement by the Contractor or any person or entity for whom the Contractor is responsible, (ii) method of execution of the Work, or (iii) failure to obtain, or violation of, any permit or other approval of a public authority applicable to the Work by the Contractor or any entity for whom the Contractor is responsible.
ARTICLE 4 ARCHITECT

§ 4.1 GENERAL
§ 4.1.1 The Owner shall retain an architect lawfully licensed to practice architecture or an entity lawfully practicing architecture in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.
§ 4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.
§ 4.1.3 If the employment of the Architect is terminated, the Owner shall employ a successor architect whose status under the Contract Documents shall be that of the Architect.
§ 4.2 ADMINISTRATION OF THE CONTRACT
§ 4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents and the Architect and Owner’s Project Manager will be the Owner’s representative during construction until the date the Architect issues the final Certificate For Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents.
§ 4.2.2 The Architect and Owner will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, neither the Architect nor the Owner will be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect and the Owner will not have control over, charge of, or responsibility for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor’s rights and responsibilities under the Contract Documents, except as provided in Section 3.3.1.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and report to the Owner (1) known deviations from the Contract Documents and from the most recent construction schedule submitted by the Contractor, and (2) defects and deficiencies observed in the Work. The Architect and Owner will not be responsible for the Contractor’s failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.
§ 4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION
Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.
§ 4.2.5 Based on the Architect’s evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.
§ 4.2.6 The Architect and Owner have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect or Owner considers it necessary or advisable, the Architect and Owner will have authority to require inspection or testing of the Work in accordance with Sections 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect or Owner to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.
§ 4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.
§ 4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Section 7.4. The Architect will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.
§ 4.2.9 The Architect and Owner will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner’s review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.
§ 4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.
§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions rendered in good faith.
§ 4.2.13 The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.
§ 4.2.14 The Architect will review and respond to requests for information about the Contract Documents. The Architect’s response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.
ARTICLE 5 SUBCONTRACTORS

§ 5.1 DEFINITIONS
§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.
§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.
§ 5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK
§ 5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect may reply within 14 days to the Contractor in writing stating (1) whether the Owner or the Architect has reasonable objection to any such proposed person or entity or (2) that the Architect requires additional time for review. Failure of the Owner or Architect to reply within the 14 day period shall constitute notice of no reasonable objection.
§ 5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.
§ 5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such substitution.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 5.2.4 The Contractor shall not substitute a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitution.
§ 5.3 SUBCONTRACTUAL RELATIONS
By appropriate written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor’s Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.
§ 5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS
§ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that
.1	assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor in writing; and
.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.
(Paragraph deleted)
§ 5.4.2 Each subcontract shall specifically provide that the Owner shall only be responsible to the subcontractor for those obligations that accrue subsequent to the Owner’s exercise of any rights under this conditional assignment.
§ 5.4.3 Upon such assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity.
ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS
§ 6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Article 15.
§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.
§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights that apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.
§ 6.2 MUTUAL RESPONSIBILITY
§ 6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.
§ 6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractor’s completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.
§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Contractor’s delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a separate contractor’s delays, improperly timed activities, damage to the Work or defective construction of a separate contractor in accordance with Article 7 herein.
§ 6.2.4 The Contractor shall promptly remedy damage the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.
§ 6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.
§ 6.3 OWNER’S RIGHT TO CLEAN UP
If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.
ARTICLE 7 CHANGES IN THE WORK

§ 7.1 GENERAL
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.
§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.
§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.. Except as permitted in Paragraph 7.3 and 9.7.2, a change in the Contract Sum or the Contract Time shall be accomplished only by Change Order or written authorization. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that the Owner has been unjustly enriched by any alteration or addition to the Work, whether or not there is, in fact, any unjust enrichment, shall be the basis of any claim to an increase in any amounts due under the Contract Documents or a change in any time period provided for in the Contract Documents.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 7.2 CHANGE ORDERS
§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect stating their agreement upon all of the following:
.1	The change in the Work;

.2	The amount of the adjustment, if any, in the Contract Sum; and

.3	The extent of the adjustment, if any, in the Contract Time.
§ 7.2.2 Agreement on any Change Order shall constitute a final settlement on all matters relating to the change in the Work that is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Contract Sum, Contract Time and the construction schedule.
§ 7.3 CONSTRUCTION CHANGE DIRECTIVES
§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.
§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.
§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:
.1	Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
.2	Unit prices stated in the Contract Documents or subsequently agreed upon;
.3	Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
.4	As provided in Section 7.3.7.
§ 7.3.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.
§ 7.3.5 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.
§ 7.3.6 A Construction Change Directive signed by the Contractor indicates the Contractor’s agreement therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.
§ 7.3.7 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Architect shall determine the method and the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.7 shall be limited to the following:
.1	Costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers’ compensation insurance;
.2	Costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;
.3	Rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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.4	Costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and
.5	Additional costs of supervision and field office personnel directly attributable to the change.
§ 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.
§ 7.3.9 Pending final determination of the total cost of a Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Architect will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Architect determines, in the Architect’s professional judgment, to be reasonably justified. The Architect’s interim determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15.
§ 7.3.10 When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive.
§ 7.4 MINOR CHANGES IN THE WORK
The Architect or Owner has authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes will be effected by written order signed by the Architect and shall be binding on the Owner and Contractor.
ARTICLE 8 TIME

§ 8.1 DEFINITIONS
§ 8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.
§ 8.1.1.1 The Work to be completed under this Contract shall be completed within the calendar days stipulated in the schedule attached as Exhibit D to Amendment No. 1.
§ 8.1.2 The date of commencement of the Work is the date established in the Agreement.
§ 8.1.3 The date of Substantial Completion is the date certified by the Owner in accordance with Section 9.8.
§ 8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 8.2 PROGRESS AND COMPLETION
§ 8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.
§ 8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance.
§ 8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.
§ 8.3 DELAYS AND EXTENSIONS OF TIME
§ 8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner; or by changes ordered in the Work; or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control; or by delay authorized by the Owner pending mediation and litigation; or by other causes that the Architect determines may justify delay, then the Contract Time shall be extended by Change Order to the extent such delay will prevent the Contractor from achieving Substantial Completion within the Contract Time and if the performance of the Work is not, was not, or would not have been delayed by any other cause for which the Contractor is not entitled to an extension in the Contract Time under the Contract Documents. The Contractor further acknowledges and agrees that adjustments in the Contract Time will be permitted for a delay only to the extent such delay (1) is not caused or could not have been anticipated by the Contractor, (2) could not be limited or avoided by contractor’s timely notice to the owner of the delay, and (3) is of a duration not less than one (1) day. In all cases, Contractor may utilize all available float in the project schedule as schedule contingency. Notwithstanding the foregoing, the float shall not adjust or modify any Milestone Date set forth in the Contract Documents.
§ 8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Article 15.
§ 8.3.3 Notwithstanding anything to the contrary in the Contract Documents, the Contractor’s sole and exclusive remedy for any (i) delay in the commencement, prosecution or completion of the Work, (ii) hindrance or obstruction in the performance of the Work, (iii) loss of productivity, or (iv) other similar claims (collectively referred to as “Delays”) whether or not such Delays are foreseeable, shall be an extension of time in which to complete the Work if permitted under Subparagraph 8.3.1, and in the event of an Owner caused delay, direct costs only, in addition to an extension of time. In no event shall the Contractor be entitled to any other remedy or compensation or recovery of any damages, in connection with any Delay, including, without limitation, consequential damages, lost opportunity costs, impact damages or other similar remuneration.
ARTICLE 9 PAYMENTS AND COMPLETION

§ 9.1 CONTRACT SUM
The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.
§ 9.2 SCHEDULE OF VALUES
Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit to the Architect, before the first Application for Payment, a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment. The description of Work shall be sufficiently broken down to indicate labor and material costs associated with each area of Work. Any breakdown that fails to include sufficient detail, is unbalanced or exhibits “front-loading” of the value of the Work will be rejected.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 9.3 APPLICATIONS FOR PAYMENT
§ 9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2., for completed portions of the Work. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and shall reflect retainage if provided for in the Contract Documents. The form of Application for Payment shall be AIA Document G702 “Application and Certificate for Payment”, supported by AIA Document G703, “Continuation Sheet” or sheets approved by the Architect, together with Partial Waivers.
§ 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.
§ 9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.
§ 9.3.1.3 Progress payments shall be made in accordance with the terms set forth in the Agreement between Owner and Contractor. Failure to submit all required documentation , including Waivers, shall be the basis for rejection of an Application for Payment.
§ 9.3.1.4 Applications for Payment shall cover the period of one month ending on the last day of the month.
§ 9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.
§ 9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.
§ 9.3.4 To the extent permitted by law and to the extent payment has been made by the Owner for amounts due, Contractor hereby expressly waives, releases and relinquishes any and all right to maintain, or have filed or maintained, any mechanic’s lien or claim against the foresaid premises, or any part thereof, or any building or buildings thereon, for or on account of any work, labor and materials performed or furnished under this Agreement, and agrees that no such lien or claim shall be so filed or maintained by or on behalf of Contractor; and Contractor further agrees to save the Owner harmless from the lien or claim for liens against the aforesaid premises or any part thereof, or any buildings thereon, of any subcontractor, or any persons acting through or under the Contractor and agrees, that if at any time there shall be any evidence of the filing or maintenance of any such lien or claim for liens, the Owner shall have the right to deduct from the amount otherwise due to the Contractor hereunder, an amount sufficient to indemnify it for any or all loss or damages which may result from such lien or claim; and the Contractor further agrees that this waiver shall be an independent covenant, and shall operate and be effective, not only with respect to materials furnished or labor performed under any Agreement supplemental to this principal Agreement and under any Agreement for extra labor materials for the above described premises and buildings.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 9.3.5 To the extent payment has been made by the Owner for amounts due, Owner shall be entitled to withhold payment to Contactor upon receipt of notice of any intent to file a lien in an amount sufficient to protect the interests of the Owner. Owner shall allow Contractor a reasonable opportunity to bond off a lien. Owner shall have the right, on its own and without the Contractor’s consent, to resolve any lien claims and deduct the costs thereof from any amounts due Contractor. In the event sufficient funds are not due Contractor, Contractor shall immediately pay to Owner any sums paid by Owner to resolve lien claim(s) upon demand.
§ 9.4 CERTIFICATES FOR PAYMENT
§ 9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Section 9.5.1.
§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s evaluation of the Work and the data comprising the Application for Payment, that, to the best of the Architect’s knowledge, information and belief, the Work has progressed to the point indicated and that the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (I) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.
§ 9.5 DECISIONS TO WITHHOLD CERTIFICATION
§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Section 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of
.1	defective Work not remedied;
.2	third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;
.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;
.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
.5	damage to the Owner or a separate contractor;
.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or
.7	repeated failure to carry out the Work in accordance with the Contract Documents.
§ 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 9.5.3 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or material or equipment suppliers to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Architect and the Architect will reflect such payment on the next Certificate for Payment.
§ 9.6 PROGRESS PAYMENTS
§ 9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.
§ 9.6.2 The Contractor shall pay each Subcontractor no later than seven days after receipt of payment from the Owner the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.
§ 9.6.3 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and material and equipment suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor, except as may otherwise be required by law.
§ 9.6.4 Contractor payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2 and 9.6.3.
§ 9.6.5 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.
§ 9.6.6 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.
(Paragraph deleted)
§ 9.7 FAILURE OF PAYMENT
§ 9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.
§ 9.7.2 Notwithstanding anything to the contrary, in no event shall the Contractor stop the Work in connection with any withholding of payment for an item or failure to make payment relating to an item made in connection with a good faith dispute.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 9.8 SUBSTANTIAL COMPLETION
§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use. No portion of the Work will be considered substantially complete until all of the following requirements have been met for each phase:
.1	all of the Project parts and systems are accessible, operable and usable by the Owner;

.2	the Project is clean, as defined elsewhere in the Contract Documents;

.3	preliminary operation and maintenance manuals have been submitted to the Architect;
.4	preliminary training of the Owner’s personnel has taken place as required elsewhere in the Specifications;
.5	annotated Record Drawings have been submitted to the Architect; and
.6	all federal, state and local authorities having jurisdiction over the Project have issued the requisite certifications and/or approvals so that the Owner can occupy or utilize the Work for its intended purpose.
A Temporary or Conditional Certificate of Occupancy shall not be sufficient for the purposes of determining Substantial Completion.
For the purposes of establishing the commencement of any warranties, substantial completion shall be upon receipt of certificate of occupancy and use by the Owner.
§ 9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.
§ 9.8.3 Upon receipt of the Contractor’s list, the Architect and Owner will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s or Owner’s inspection discloses any item, whether or not included on the Contractor’s list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect or Owner. In such case, the Contractor shall then submit a request for another inspection by the Architect or Owner to determine Substantial Completion.
§ 9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.
§ 9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.
§ 9.8.6 The Owner shall be entitled to withhold two (2) times the estimated cost of the items set forth on the list accompanying the Certificate of Substantial Completion as determined initially by the Contractor, subject to approval by the Architect and Owner. These amounts shall be deducted from any payments due and owing Contractor and held until all items have been completed to the satisfaction of the Owner and the Architect.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 9.9 PARTIAL OCCUPANCY OR USE
§ 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Section 11.3.1.5 and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor.
§ 9.9.2 Immediately prior to such partial occupancy or use, the Owner and Contractor shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.
§ 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.
§ 9.10 FINAL COMPLETION AND FINAL PAYMENT
§ 9.10.1 Upon receipt of the Contractor’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled. All warranties and guarantees required under or pursuant to the Contract Documents shall be assembled and delivered by the Contractor to the Owner as part of the final Application for Payment. The final payment will not be made by the Owner until all warranties and guarantees have been received and accepted by the Owner and the Owner has received all final Waivers.
§ 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (I) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5) other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.
§ 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from
.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2	failure of the Work to comply with the requirements of the Contract Documents; or

.3	terms of special warranties required by the Contract Documents; or

.4	latent defects.
§ 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.
ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY
§ 10.1 SAFETY PRECAUTIONS AND PROGRAMS
The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Owner assumes no responsibility or liability for the safety of the Project site. Contractor shall be solely responsible for providing a safe place for the performance of the Work. Owner’s personnel shall be responsible for complying with all safety regulations established while at the worksite.
§ 10.1.1 The Contractor is reminded that all construction sites are subject to the Occupational Safety and Health Act (OSHA). As such, inspections of the workplace may be conducted by a Compliance Safety and Health Officer at any time. The Contractor is responsible for construction means, methods, techniques, sequences or procedures, and safety precautions and programs in connection with the Work. The Contractor shall bring work sites that are unsafe into compliance with the OSHA requirements. Failure to bring the workplace into compliance shall be sufficient cause for the Owner to reduce or withhold payment. Fines assessed to the Owner, the Architect or agents of either, as a result of an OSHA citation shall be deducted from payments to the Contractor.
§ 10.2 SAFETY OF PERSONS AND PROPERTY
§ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to
.1	employees on the Work and other persons who may be affected thereby;
.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and
.3	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.
§ 10.2.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.
§ 10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.
§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel. The Contractor shall give the Owner and Architect reasonable advance written notice of such use or storage.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Section 3.18.
§ 10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.
§ 10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.
§ 10.2.7.1 The Contractor shall report in writing to the Owner and Architect all recordable accidents arising out of or in connection with the Work.
§ 10.2.7.2 Safety: The Contractor shall take all necessary steps or advisable precautions for the safety of all persons and property at, on, or near its Work. It shall comply with all applicable building codes and any safety regulations of the Owner, and all applicable provisions of Federal, State and Municipal safety laws. The Contractor shall erect and maintain all necessary or advisable safeguards as required by the conditions and progress of its Work for the protection of the workmen and public, and shall post danger signs warning against the hazards created by its Work, when required by OSHA regulation.
§ 10.2.7.3 In case of an emergency involving danger to life or property, the Contractor may act at its discretion to prevent injury or damage to the threatened life or property.
§ 10.3 INJURY OR DAMAGE TO PERSON OR PROPERTY
If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.
§ 10.4 HAZARDOUS MATERIALS
§ 10.4.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.
§ 10.4.2 Upon receipt of the Contractor’s written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor’s reasonable additional costs of shut-down, delay and start-up.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.
§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for materials or substances required by the Contract Documents, except to the extent of the Contractor’s fault or negligence in the use and handling of such materials or substances.
§ 10.3.5 The Contractor shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner’s fault or negligence.
§ 10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.
§ 10.4 EMERGENCIES
In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article 15 and Article 7.
ARTICLE 11 INSURANCE AND BONDS
§ 11.1 CONTRACTOR’S LIABILITY INSURANCE
§ 11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located and shall name the Owner as an Additional Insured. Such insurance as will protect the Contractor and the Owner from claims set forth below which may arise out of or result from the Contractor’s operations and completed operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:
.1	Claims under workers’ compensation, disability benefit and other similar employee benefit acts that are applicable to the Work to be performed;
.2	Claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees or persons or entities excluded by law from the requirements of Clause 11.1.1.1, but required by the Contract Documents to be insured;
.3	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;
.4	Claims for damages insured by usual personal injury liability coverage;

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

.5	Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
.6	Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;
.7	Claims for bodily injury or property damage arising out of completed operations; and
.8	Claims involving contractual liability insurance applicable to the Contractor’s obligations under Section 3.18.
The insurance required by Subparagraph 11.1.1 shall be written for not less than the following limits, or greater, if required by law:
Contractor shall maintain comprehensive general liability insurance in an amount not less than $2,000,000 against third party claims and other risks. All insurance to be maintained by Contractor shall contain no deductible amount in excess of $5,000, but shall be first-dollar coverage with no greater self-insurance allowable. Such coverage shall be obtained from a reputable, financially sound insurance company with a rating of “A-IX” or an equivalent rating from a nationally recognized rating agency. Commercial General Liability including coverage for Premises-Operations, Independent Contractors’ Protective, Products-Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground Hazards):
$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$1,000,000 Personal and Advertising Injury
$2,000,000 Products-Completed Operations Aggregate
$100,000 Fire Damage
Products and completed Operations insurance shall be maintained for a minimum period of at least four (4) year(s) after either ninety (90) days following Substantial Completion or final payment, whichever is earlier.
Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:
$1,000,000 Each Accident
Umbrella Excess Liability Coverage:
$10,000,000 over primary insurance for each occurrence
Owner shall be listed as an additional insured and shall be provided with notice thirty (30) days prior to expiration or cancellation of any policy. Upon request, Owner shall be provided with copies of all policies upon execution of this Agreement.
The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by Owner of responsibility for losses in excess of such limits. The Contractor shall be responsible for all deductibles applicable to any insurance. No acceptance and/or approval of any insurance by Owner shall be construed as relieving or excusing Contractor from any liability or obligation imposed by the provisions of the Contract Documents.
Each party shall give the other prompt notification of any claim with respect to any of the insurance to be provided hereunder, followed up with full details of the circumstances giving rise to such claim. Each party shall afford the other with assistance as may be necessary for the preparation and negotiation of insurance claims. The Contractor shall report to the Owner as soon as practicable all accidents or occurrences resulting in injuries to Contractor’s employees or third parties, or damage to property of third parties, arising out of or during the course of services by Contractor or on its behalf.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 11.1.2 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work and thereafter upon renewal or replacement of each required policy of insurance. These certificates and the insurance policies required by this Section 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section 11.1.1. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness.
§ 11.1.3 The Contractor shall cause the commercial liability coverage required by the Contract Documents to include (1) the Owner, the Architect and the Architect’s Consultants as additional insureds for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s operations; and (2) the Owner as an additional insured for claims caused in whole or in part by the Contractor’s negligent acts or omissions during the Contractor’s completed operations.
(Paragraph deleted)

§ 11.2 OWNER’S LIABILITY INSURANCE
The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance.
§ 11.3 PROPERTY INSURANCE
§ 11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract Modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Section 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Section 11.3 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.
§ 11.3.1.1 Property insurance shall be on an “all-risk” or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s and Contractor’s services and expenses required as a result of such insured loss.
§ 11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance that will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.
§ 11.3.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles. Notwithstanding, if the cause of any loss payment under such insurance is the fault of the Contractor, then the Contractor shall pay such deductible. Owner shall notify Contractor of the deductible amount for each policy when each policy is initiated and at each renewal.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 11.3.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.
§ 11.3.1.5 Partial occupancy or use in accordance with Section 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.
§ 11.3.2 BOILER AND MACHINERY INSURANCE
The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.
§ 11.3.3 LOSS OF USE INSURANCE
The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused.
§ 11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.
§ 11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section 11.3.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.
§ 11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Section 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days’ prior written notice has been given to the Contractor.
§ 11.3.7 WAIVERS OF SUBROGATION
The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Section 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 11.3.8 A loss insured under the Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.
§ 11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement between the Owner and Contractor. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with Article 7.
§ 11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection is made, the dispute shall be resolved in the manner selected by the Owner and Contractor as the method of binding dispute resolution in the Agreement. If the Owner and Contractor have selected arbitration as the method of binding dispute resolution, the Owner as fiduciary shall make settlement with insurers or, in the case of a dispute over distribution of insurance proceeds, in accordance with the directions of the arbitrators.
§ 11.4 PERFORMANCE BOND AND PAYMENT BOND
§ 11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract. The surety, form and substance of the bond shall be satisfactory to the Owner. Surety companies executing bonds must appear on the Treasury Department’s most current list (Circular 570, as amended) and be authorized to transact business in the Commonwealth of Pennsylvania.
§ 11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished.
ARTICLE 12 UNCOVERING AND CORRECTION OF WORK

§ 12.1 UNCOVERING OF WORK
§ 12.1.1 If a portion of the Work is covered contrary to the Architect’s or Owner’s request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect or Owner, be uncovered for the Architect’s and/or Owner’s examination and be replaced at the Contractor’s expense without change in the Contract Time.
§ 12.1.2 If a portion of the Work has been covered that the Architect or Owner has not specifically requested to examine prior to its being covered, the Architect or Owner may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner’s expense. If such Work is not in accordance with the Contract Documents, such costs and the cost of correction shall be at the Contractor’s expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.
§ 12.2 CORRECTION OF WORK

§ 12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION
The Contractor shall promptly correct Work rejected by the Architect or Owner or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect’s services and expenses made necessary thereby, shall be at the Contractor’s expense.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 12.2.2 AFTER SUBSTANTIAL COMPLETION
§ 12.2.2.1 In addition to the Contractor’s obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.4.
§ 12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work.
§ 12.2.2.3 The one-year period for correction of Work shall be extended by corrective Work performed by the Contractor pursuant to this Section 12.2 with the warranty period being renewed and recommencing for an additional year on the remedial Work only.
§ 12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.
§ 12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work that is not in accordance with the requirements of the Contract Documents.
§ 12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.
§ 12.3 ACCEPTANCE OF NONCONFORMING WORK
If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made. The Architect shall have no authority to bind the Owner to accept work to which the Owner objects as being deficient or otherwise inconsistent with the requirements of the Contract Documents.
ARTICLE 13 MISCELLANEOUS PROVISIONS

§ 13.1 GOVERNING LAW
The Contract shall be governed by the laws of the Commonwealth of Pennsylvania without application of its choice of law provisions.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 13.2 SUCCESSORS AND ASSIGNS
§ 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2 or set forth elsewhere in the Contract Documents, the Contractor shall not transfer, sell or assign the Contract as a whole or any portion thereof or its right, title or interest therein, without written consent of the Owner. The Contractor is expressly prohibited from assigning or selling any receivable hereunder. If The Contractor attempts to make such an assignment without such consent, that Contractor shall nevertheless remain legally responsible for all obligations under the Contract.
§ 13.2.2 The Owner may, without consent of the Contractor, assign the Contract to a lender or other entity providing construction financing for the Project, if the lender assumes the Owner’s rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.
§ 13.3 WRITTEN NOTICE
Written notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.
§ 13.4 RIGHTS AND REMEDIES
§ 13.4.1 Except as provided in the Contract Documents, the duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.
§ 13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach there under, except as may be specifically agreed in writing.
§ 13.5 TESTS AND INSPECTIONS
§ 13.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect and Owner timely notice of when and where tests and inspections are to be made so that the Architect and Owner may be present for such procedures. The Owner shall bear costs of (1) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Contractor.
§ 13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Section 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.5.3, shall be at the Owner’s expense.
§ 13.5.3 If such procedures for testing, inspection or approval under Sections 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses shall be at the Contractor’s expense, including testing, professional fees and all costs related to the remedial work.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.
§ 13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.
§ 13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.
§ 13.6 INTEREST
Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
§ 13.7 TIME LIMITS ON CLAIMS AND SEVERABILITY
The Owner and Contractor shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other arising out of or related to the Contract within the time period specified by applicable law. Wherever possible each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement, or portion thereof, is prohibited by law or found invalid under any law, only such provision or portion thereof shall be ineffective, without in any manner invalidating or affecting the remaining provisions of this Agreement or valid portions of such provision, which are hereby deemed severable.
ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT

§ 14.1 TERMINATION BY THE CONTRACTOR
§ 14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:
.1	Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
.2	An act of government, such as a declaration of national emergency that requires all Work to be stopped;
.3	Because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or
.4	The Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Section 2.2.1.
§ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.
§ 14.1.3 If one of the reasons described in Section 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, direct costs incurred by reason of such termination, and damages.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has repeatedly failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3.
§ 14.2 TERMINATION BY THE OWNER FOR CAUSE
§ 14.2.1 The Owner may terminate the Contract if the Contractor
.1	repeatedly refuses or fails to supply enough properly skilled workers or proper materials;
.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;
.3	repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
.4	otherwise is guilty of substantial breach of a provision of the Contract Documents.
§ 14.2.2 When any of the above reasons exist, the Owner, upon certification by the Initial Decision Maker that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:
.1	Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;
.2	Accept assignment of subcontracts pursuant to Section 5.4; and
.3	Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.
§ 14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.
§ 14.2.4 If such costs and damages incurred by the Owner, including attorneys fees and other professional fees and expenses exceeds the unpaid balance, the Contractor shall pay the difference to the Owner.
§ 14.2.5 In the event that the Owner terminates the Contract for cause, the Owner shall have the right at any time to convert the termination to a termination for convenience pursuant to Section 14.4 and the Contractor shall be limited to the compensation set forth in Section 14.4 and shall not be entitled to recover any other damages of any kind.
§ 14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE
§ 14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine. In said event, the Owner shall equitably adjust the Contract Sum and Contract Time, if warranted.
§ 14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent
.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or
.2	that an equitable adjustment is made or denied under another provision of the Contract.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 14.4 TERMINATION BY THE OWNER FOR CONVENIENCE
§ 14.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause.
§ 14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Contractor shall
.1	cease operations as directed by the Owner in the notice;
.2	take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and
.3	except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.
§ 14.4.3 Upon such termination, the Contractor shall recover as its sole remedy payment for Work properly performed in connection with the terminated portion of the Work prior to the effective date of termination, for items properly and timely fabricated off the Project site, delivered and stored in accordance with the Owner’s instructions. The contractor hereby waives and forfeits all other claims for payment and damages, including, without limitation, anticipated and/or unearned profits, consequential or indirect damages.
ARTICLE 15 CLAIMS AND DISPUTES

§ 15.1 CLAIMS

§ 15.1.1 DEFINITION
A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim. The Owner shall not be required to assert a claim as a condition precedent to exercising any rights vested in it by the Contract Documents, by law or in equity
§ 15.1.2 NOTICE OF CLAIMS
Claims by either the Owner or Contractor must be initiated by written notice to the other party with a copy sent to the Architect. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later.
§ 15.1.3 CONTINUING CONTRACT PERFORMANCE
Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents. The Owner shall have no obligation to make payments to the Contractor on or against such claims, disputes or other matters in question during the pendency of any mediation or other proceeding to resolve such matters except as provided by Article 7.3.9. The Owner shall make payment to the Contractor of all sums not in dispute.
§ 15.1.4 CLAIMS FOR ADDITIONAL COST
If the Contractor wishes to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4.
§ 15.1.5 CLAIMS FOR ADDITIONAL TIME
If the Contractor wishes to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 15.1.5.1 If adverse weather conditions which could not be reasonably anticipated and have an adverse affect on the critical path of constructions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.
§ 15.1.5.2 Extensions of time will not be granted for delays caused by inadequate construction force or the failure to place orders for equipment or advise Owner for need for ordering of construction materials sufficiently in advance to insure delivery when needed.
§ 15.1.5.3 When the Contract Time has been extended, as provided herein, such extension of time shall not be considered as justifying extra compensation to the Contractor for administrative costs or other similar reasons.
§ 15.1.6 CLAIMS FOR CONSEQUENTIAL DAMAGES
The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes
.1	damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and
.2	damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.
This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 14. Nothing contained in this Section 15.1.6 shall be deemed to preclude an award of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents.
§ 15.2 CLAIMS
§ 15.2.1 Either party may file for mediation.
§ 15.2.2 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor’s default, the Owner may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.
§ 15.2.3 If a Claim relates to or is the subject of a mechanic’s lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.
(Paragraphs deleted)

§ 15.3 MEDIATION
§ 15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract except those waived as provided for in Sections 9.10.4 and 9.10.5, and 15.1.6 shall be subject to mediation as a condition precedent to litigation.
§ 15.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of litigation proceedings but, in such event, mediation shall proceed in advance of litigation proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.
§ 15.3.3 The parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in the general area where the Project is located, but not at either the Owner’s or Contractor’s facilities, and at a location that is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

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§ 15.4 LITIGATION
§ 15.4.1 All claims, disputes and other matters in question between the Contractor and the Owner arising out of, or relating to this Agreement, the Project, the Work, the Contract Documents or the breach thereof shall be decided by litigation in the Court of Common Pleas of York County, which shall have exclusive jurisdiction and venue.

OWNER UNILIFE CROSS FARM LLC	CONSTRUCTION MANAGER HSC BUILDERS AND CONSTRUCTION MANAGERS

/s/ Daniel Calvert	/s/ Mark R. Heim
(Signature)	(Signature)

Daniel Calvert CFO	Mark R. Heim
(Printed name and title)	(Printed name and title)

12/24/09	12/23/09
Date	Date

/s/ Cynthia M. Lighty	/s/ Cassie J. Bosley
ATTEST Cynthia M. Lighty Assistant Secretary	ATTEST Unilife Final 12/23/09 (A 1807516)

Init. /	AIA Document A201™ — 2007. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1936, 1966, 1970, 1976, 1987, 1997, and 2007 by The American Institute of Architects. All rights reserved. WARNING: This AIA™ Document is protected by U.S. Copyright Law and international Treaties. Unauthorized reproduction or distribution of this AIA™ Document, or any portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extend possible under the law. This document was produced by AIA software at 08:54:34 on 12/23/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1262580089)

Document A121TM CMc — 2003
Amendment No. 1
Amendment No. 1 to Agreement Between Owner and Construction Manager

Pursuant to Section 2.2 of the Agreement, dated 14/Dec/2009 between Unilife Cross Farm LLC. (Owner) and HSC Builders and Construction Managers (the Construction Manager), for New World Headquarters Facility (the Project), the Owner and Construction Manager establish a Guaranteed Maximum Price and Contract Time for the Work as set forth below.
ARTICLE I GUARANTEED MAXIMUM PRICE
The Construction Manager’s Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 and the Construction Manager’s Fee as defined in Article 5, is one and one half percent (1 1/2%). This Price is for the performance of the Work in accordance with the Contract Documents listed and attached to this Amendment and marked Exhibits A through F, as follows:

Exhibit A	Drawings, Specifications, addenda and General, Supplementary and other Conditions of the Contract on which the Guaranteed Maximum Price is based, pages __ through __, dated __. See Article III.

Exhibit B	Allowance items, pages __ through __, dated __. See Article III.

Exhibit C	Assumptions and Clarifications made in preparing the Guaranteed Maximum Price, pages __ through __, dated __. See Article III.

Exhibit D	Completion Schedule, pages __ through __, dated __. See Article III.

Exhibit E	Alternate Prices, pages __ through __, dated __. See Article III.

Exhibit F	Unit Prices, pages __ through __, dated __. See Article III.
ADDITIONS AND DELETIONS: The author of this document has added information needed for its completion. The author may also have revised the text of the original AIA standard form. An Additions and Deletions Report that notes added information as well as revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added necessary information and where the author has added to or deleted from the original AIA text.
This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

ARTICLE II CONTRACT TIME
The date of Substantial Completion established by this Amendment is:

April 15, 2010	Completion of Utility Rooms for Equipment Installation
July 1, 2010	Completion of Clean Rooms for Equipment Installation
August 1, 2010	Temporary Occupancy Permit for Manufacturing/Warehouse
October 18, 2010	Unrestricted Occupancy Permit for Manufacturing /Warehouse
December 15, 2010	Unrestricted Occupancy Permit for Office
ARTICLE III – GUARANTEED MAXIMUM PRICE
The parties recognize and agree that this is a fast-track project with construction commencing before completion of design. The parties have agreed that the Guaranteed Maximum Price (“GMP”) shall be Twenty-One Million Seven Hundred Thousand Dollars ($21,700,000.00). The GMP is based on the following documents:
Schematic Design Report dated November 2, 2009
New Facility 2nd floor.pdf

Init. /	AIA Document A121™ CMc — 2003 Amendment No. 1. Copyright © 1991, 1998 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:40:08 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1433350466)

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Production floor plan-110909.pdf
Base of Design (2) Estimate 11-9-2009.pdf
Unilife Project Milstone Schedule Updated 11-24-09.pdf
The GMP shall be revised upward or downward by Change Order.

OWNER	CONSTRUCTION MANAGER
UNILIFE CROSS FARM LLC	HSC BUILDERS AND CONSTRUCTION MANAGERS
/s/ Daniel Calvert	/s/ Mark R. Heim
(Signature)	(Signature)
Daniel Calvert	Mark R. Heim, President
(Printed name and title)	(Printed name and title)
12/14/2009	12/14/09
Date	Date
/s/ Cynthia M. Lighty	/s/ James E. Viner
ATTEST	ATTEST

Init. /	AIA Document A121™ CMc — 2003 Amendment No. 1. Copyright © 1991, 1998 and 2003 by The American Institute of Architects and The Associated General Contractors of America. All rights reserved. WARNING: This document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. This document was produced by AIA software at 18:40:08 on 12/14/2009 under Order No. 1000385696_1 which expires on 01/23/2010, and is not for resale.

User Notes:	(1433350466)

2